Exhibit A



                       Executive Officers and Directors of
                       Westar Capital, Inc. ("Westar") and
                         Western Resources, Inc. ("WRI")


NAME                               POSITION                                                             ADDRESS
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Rita A. Sharpe                     President, Westar.                                                   1112 Oak Tree Drive
                                                                                                        Lawrence, KS 66049
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Marilyn K. Dalton                  Secretary and Treasurer, Westar.                                     3321 SW Jardine Court
                                                                                                        Topeka, Kansas 66611
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John E. Hayes, Jr.                 Chairman of the Board, Chief Executive Officer, WRI.                 1535 SW Pembroke Lane
                                                                                                        Topeka, Kansas 66604
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David C. Wittig                    President and Director, WRI.                                         #5, Westboro Place
                                                                                                        Topeka, Kansas 66604
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Steven L. Kitchen                  Executive Vice President and Chief Financial Officer, WRI.           10047 SW 101st Street
                                   Director, Westar.                                                    Auburn, Kansas 66042
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Carl M. Koupal                     Executive Vice President, Chief Administrative Officer, WRI.         3768 SW Clarion Park
                                                                                                        Drive
                                                                                                        Topeka, Kansas 66610
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John K. Rosenberg                  Executive Vice President and General Counsel, WRI.                   5450 SW Fairlawn
                                                                                                        Topeka, Kansas 66610
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Jerry D. Courington                Controller, WRI.                                                     3624 SE Arrowhead Drive
                                   Director, Westar.                                                    Topeka, Kansas 66605
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Frank J. Becker                    Director, WRI.                                                       4408 Heritage Drive
                                   President, Becker Investments, Inc., Lawrence, Kansas.               Lawrence, Kansas 66047
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Gene A. Budig                      Director, WRI.                                                       40 Mercer Street
                                   President, The American League of Professional Baseball Clubs,       Princeton, New Jersey
                                   New York, New York.                                                  08540
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C.Q. Chandler                      Director, WRI.                                                       1515 Foliage Court
                                   Chairman of the Board, INTRUST Financial Corporation, Wichita,       Wichita, Kansas 67206
                                   Kansas.
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Thomas R. Clevenger                Director, WRI.                                                       9215 Killarney
                                   Investments, Wichita, Kansas.                                        Wichita, Kansas 67206
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John C. Dicus                      Director, WRI.                                                       1524 Lakeside Drive
                                   Chairman of the Board and Chief Executive Officer, Capitol Federal   Topeka, Kansas 66604
                                   Savings and Loan Association, Topeka, Kansas.
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David H. Hughes                    Director, WRI.                                                       2110 W. 67th Terrace
                                   Retired Vice Chairman, Hallmark Cards, Inc., Kansas City, Missouri.  Shawnee Mission, Kansas
                                                                                                        66208
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Russell W. Meyer, Jr.              Director, WRI.                                                       600 Tara Court
                                   Chairman and Chief Executive Officer, Cessna Aircraft Company,       Wichita, Kansas 67206
                                   Wichita, Kansas.
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John H. Robinson                   Director, WRI.                                                       3223 W. 67th Street
                                   Chairman Emeritus (since December 1992) and prior to that            Shawnee Mission, Kansas
                                   Chairman, Black & Veatch, Kansas City, Missouri.                     66208
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Louis W. Smith                     Director, WRI.                                                       11705 Brookwood
                                   President and Chief Operating Officer, Ewing Marion Kauffman         Leawood, Kansas 66211
                                   Foundation.
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